Exhibit 4.9(e)

EXECUTION VERSION

DEUTSCHE BANK AKTIENGESELLSCHAFT,

Issuer

AND

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

Trustee

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent

Third Supplemental Capital Securities Indenture

Dated as of July 25, 2019

to the Capital Securities Indenture

Dated as of November 6, 2014

THIS THIRD SUPPLEMENTAL CAPITAL SECURITIES INDENTURE, dated as of July 25, 2019 among DEUTSCHE BANK AKTIENGESELLSCHAFT (the “Issuer”), THE BANK OF NEW YORK MELLON, LONDON BRANCH, as trustee (the “Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent.

W I T N E S S E T H :

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee the capital securities indenture, dated as of November 6, 2014 (the “Base Capital Securities Indenture”), providing for the issuance from time to time of one or more series of its subordinated unsecured capital securities that are intended to qualify as Additional Tier 1 capital (zusätzliches Kernkapital) within the meaning of the CRR (as defined in the First Supplemental Capital Securities Indenture, as defined below) (the “Capital Securities”);

WHEREAS, the issuer has heretofore executed and delivered to the Trustee the first supplemental capital securities indenture dated as of November 21, 2014 (the “First Supplemental Capital Securities Indenture”), to supplement the Base Capital Securities Indenture insofar as it will apply only to the undated non-cumulative fixed to reset rate Additional Tier 1 notes of 2014 (the “$NC10 Notes”) which are the only Capital Securities outstanding under the Base Capital Securities Indenture;

WHEREAS, Section 8.01(c) of the Base Capital Securities Indenture provides that, without the consent of the Holders of Capital Securities, the Issuer and the Trustee may from time to time enter into one or more indentures supplemental thereto to cure any ambiguity or to correct or supplement any provision contained therein or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture, or to make any other provisions as the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Capital Securities or Coupons (in each case as defined in the First Supplemental Capital Securities Indenture);

WHEREAS, the Issuer desires to amend the First Supplemental Capital Securities Indenture with respect to the term “Available Distributable Items” in order to reflect an amendment to the term “distributable items” as set forth in the CRR (as defined in the First Supplemental Capital Securities Indenture), which amendment is effective on or about the date hereof and which the Issuer intends to apply to each series of its Capital Securities under the Base Capital Securities Indenture, as amended or supplemented from time to time after the date hereof;

WHEREAS, the Issuer deems it necessary and desirable to protect the interests of the holders of the $NC10 Notes to introduce an equivalent change in the definition of the term “Available Distributable Items” that applies to the $NC10 Notes under the First Supplemental Capital Securities Indenture; and

WHEREAS, such amendments shall apply with respect to $NC10 Notes heretofore issued under the First Supplemental Capital Securities Indenture and any $NC10 Notes issued in the future thereunder; and

WHEREAS, the Issuer has determined that the changes in this Third Supplemental Capital Securities Indenture do not adversely affect the interests of the holders of the $NC10 Notes;

NOW, THEREFORE:

In consideration of the premises, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders of the $NC10 Notes as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Base Capital Securities Indenture and the First Supplemental Capital Securities Indenture unless specified otherwise herein. For all purposes of this Supplemental Capital Securities Indenture and the $NC10 Notes, the following terms are defined as follows:

ARTICLE 2

AMENDMENT TO FIRST SUPPLEMENTAL INDENTURE

Section 2.01 Available Distributable Items. The definition of the term “Available Distributable Items included both in Section 1.01 of the First Supplemental Capital Securities Indenture and in §3 (9) of the Form of Reverse of Security of the Form of Global Security attached as Exhibit A to the First Supplemental Capital Securities Indenture shall be amended by:

(a) replacing the words “distributable reserves (ausschüttungsfähige Rücklagen)” in clause (i) thereof with the words “reserves available for that purpose”; and

(b) inserting the words:

“in each case with respect to Additional Tier 1 instruments within the meaning of the CRR and pursuant to applicable law and the Articles of Association of the Issuer,”

after the words “(ii) any losses carried forward and any profits which are non-distributable pursuant to applicable law or the Articles of Association of the Issuer and any amounts allocated to the non-distributable reserves,”

and before the words “, provided that such profits, losses and reserves shall be determined on the basis of the unconsolidated financial statements of the Issuer prepared in accordance with accounting principles generally accepted in the Federal Republic of Germany as described in the German Commercial Code (Handelsgesetzbuch) and other applicable German law then in effect and not on the basis of its consolidated financial statements”

So that the definition of “Available Distributable Items” reads in its entirety:

“Available Distributable Items” means, with respect to any payment of interest, the profit (Gewinn) as of the end of the financial year of the Issuer immediately preceding the relevant Interest Payment Date, and for which audited annual financial statements are available, plus (i) any profits carried forward and reserves available for that purpose, minus (ii) any losses carried forward and any profits which are non-distributable pursuant to applicable law or the Articles of Association of the Issuer and any amounts allocated to the nondistributable reserves, in each case with respect to Additional Tier 1 instruments within the meaning of the CRR and pursuant to applicable law and the Articles of Association of the Issuer, provided that such profits, losses and reserves shall be determined on the basis of the unconsolidated financial statements of the Issuer prepared in accordance with accounting principles generally accepted in the Federal Republic of Germany as described in the German Commercial Code (Handelsgesetzbuch) and other applicable German law then in effect and not on the basis of its consolidated financial statements.”

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.01 Further Assurances. The Issuer shall, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this Third Supplemental Capital Securities Indenture.

Section 3.03 Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Base Capital Securities Indenture and the First Supplemental Capital Securities Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

Section 3.04 Governing Law. This Third Supplemental Capital Securities Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State except with respect to subordination provisions, which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, and except as may otherwise be required by mandatory provisions of law.

Section 3.05 Counterparts. This Third Supplemental Capital Securities Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 3.06 Responsibility of the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Capital Securities Indenture or the Capital Securities.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Capital Securities Indenture to be duly executed, all as of the date first written above.

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Marco Zimmermann
Name: Marco Zimmermann
Title: Managing Director

By:	/s/ Thomas A. Rueckert
Name: Thomas A. Rueckert
Title: Vice President

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

By:	/s/ Marco Thuo
Name: Marco Thuo
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent

By:	/s/ Luke Russell
Name: Luke Russell
Title: Assistant Vice President

By:	/s/ Jeffrey Schoenfeld
Name: Jeffrey Schoenfeld
Title: Vice President

Third Supplemental Capital Securities Indenture

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